AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                              PACIFIC PARTNERS, LLC

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                              PACIFIC PARTNERS, LLC

                      A Delaware Limited Liability Company

     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June, 2000, pursuant to the Delaware Limited Liability Company Act, Title 6, ss.ss.18-101, et. seq., as amended (the "Act"), by and among Levine Investments Limited Partnership, an Arizona limited partnership; Arturo R. Moreno, a resident of the State of Arizona; GRW Holding, LLC, an Arizona limited liability company; and Contadino Family Trust, a revocable trust (individually, the "Member" and collectively, the "Members") and Williams S. Levine (the "Manager").

                                   ARTICLE 1
                              FORMATION OF COMPANY

     Section 1.1 Formation and Term. The Company was formed as a Delaware limited liability company on June 9, 2000. The term of the Company shall continue until the Company is dissolved and its affairs wound up in accordance with the provisions of this Agreement. The Company and the Members hereby forever discharge the organizer, and the organizer shall be indemnified by the Company and the Members from and against, any expense or liability incurred by the organizer by reason of having been the organizer of the Company.

     Section 1.2 Name. The name of the Company is Pacific Partners, LLC.

     Section 1.3 Place of Business. The Company may locate its places of business at any place or places as the Manager may deem advisable.

     Section 1.4 Registered Office and Registered Agent. The Company's initial registered office shall be at 1013 Centre Road, Wilmington, Delaware 19805, New Castle County. Corporation Service Company shall serve as the initial registered agent of the Company. The registered office and registered agent may be changed from time to time pursuant to the terms of the Act.

     Section 1.5 Members. The Members of the Company shall be Levine Investments Limited Partnership, Arturo R. Moreno, GRW Holding, LLC, and Contadino Family Trust.

     Section 1.6 Manager. The Manager of the Company shall be William S. Levine.

                                   ARTICLE 2
                               BUSINESS OF COMPANY

     The primary purpose of the Company is to invest in and acquire shares of stock of companies that the Company believes are undervalued and present significant opportunities of realization of values as initial investments for the Company. The initial investment by the Company and all subsequent purchases and sales of the shares of a company are collectively referred to as an "Acquisition". The Company shall have the power to engage in all activities and transactions necessary or desirable to accomplish the foregoing purposes and to do any other act or thing incidental or ancillary thereto.

                                   ARTICLE 3
                                     MANAGER

     Section 3.1 Management. The business and affairs of the Company shall be managed by its Manager. The Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts and activities customary or incident to the management of the Company's business.

     Section 3.2 Manager Rights and Powers. The Manager shall have the rights and powers in the name and on behalf of the Company to carry out each and every power granted to the Company including, without limitation, the following:

     (a)  hiring  employees,   appointing  officers  and  engaging  accountants,
consultants, financial advisors and all other professionals (including legal counsel) providing services to the Company;

     (b) opening, maintaining and closing accounts with brokers and giving instructions or directions in connection therewith;

     (c) opening, maintaining and closing bank accounts and drawing checks or other orders for the payment of money;

     (d) receiving, disposing of and otherwise dealing in all securities, checks, money and other assets or liabilities of the Company;

     (e) maintaining one or more offices in any state and in connection therewith renting or acquiring office space and doing such other acts as may be advisable in connection with the maintenance of such offices; and

     (f) performing all other acts, doing all other things, and entering into all other agreements, undertakings and arrangements which the Manager reasonably determines are necessary or appropriate for the conduct of the business of the Company.

     Section 3.3 Liability for Certain Acts. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any


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Member (or successor  thereto),  except to the extent,  if any, that the loss or damage shall have been the result of gross negligence, fraud, deceit, willful misconduct, or breach of this Agreement.

     Section 3.4 Manager and Members Have No Exclusive Duty to Company. The Manager shall have no exclusive duty to act on behalf of the Company. The Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Manager shall have any right, by virtue of this Agreement, to share or participate in any other investments or activities of any other Manager or Member. Neither the Manager nor the Members shall incur any liability to the Company or to any other Member as a result of engaging in any other business or venture. Notwithstanding the foregoing, the rights of the Manager and the Members set forth in this
Section 3.4 are subject in all respects to the provisions of Section 5.4 hereof.

     Section 3.5 Resignation. The Manager may resign at any time by giving written notice to the Members. The resignation of the Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.6 Amendments by the Members. The Members, upon unanimous consent, may amend this Agreement as the Members deem appropriate.

                                   ARTICLE 4
                      INDEMNITY OF THE MANAGER AND MEMBERS

     To the fullest extent permitted by the Act, the Company shall indemnify the Manager and Members and make advances for expenses to the Manager and Members arising from any loss, cost, expense, damage, claim or demand, in connection with the Company, the Manager's or the Member's status as a Manager or Member of the Company, the Manager's or the Member's participation in the management, business and affairs of the Company or such Manager's or Member's activities on behalf of the Company, provided that such Manager's or Member's actions were taken in good faith and in a manner the Manager or Member reasonably believed to be in or not opposed to the best interests of the Company and were not otherwise in violation of any provision of the Agreement.

                                   ARTICLE 5
                        RIGHTS AND OBLIGATIONS OF MEMBERS

     Section 5.1 No Liability for Company Obligations. Except as otherwise provided by the non-waivable provisions of the Act and by this Agreement, no Member shall have any personal liability for any debts or losses of the Company solely by reason of being or acting as a Member.

     Section 5.2 Approval of Members. Except as otherwise expressly provided in this Agreement, the Members shall have no voting or approval rights, and all actions may be taken by the Manager in accordance with this Agreement without any further consent or approval of the Members.

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     Section 5.3 Manner of Acting.  Except as otherwise  specified  herein,  all matters requiring the consent, approval or decision of the Members under this Agreement or the Act shall be decided by the unanimous vote of the Members.

     Section 5.4 Participation in Acquisition. None of the Members or their affiliates, either directly or indirectly, shall participate in an Acquisition except through the efforts of the Company without the consent of all the other Members, provided, however, that no Member shall unreasonably withhold its consent.

     Section 5.5 Action by Members Without a Meeting. Unless otherwise required in this Agreement, actions and consents of the Members may be communicated or reflected orally, electronically or in writing, and no action need be taken at a formal meeting. The Members may, but are not required to, meet from time to time on such notice, if any, as the Member convening the meeting chooses to give. Any consent required to be in writing may be evidenced by separate written counterparts. Any action of the Members shall be effective when a sufficient number of Members to take such action communicate their consent to the action to the Manager.

                                   ARTICLE 6
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

     Section 6.1 Members' Capital Contributions and Issuance of Units. Each Member shall contribute to the Company the amount set forth below ("Capital Contribution"). Each Member shall be entitled to the number of units ("Units") and shall be attributed the ownership interests set forth below.

             Members                   Capital Contribution        Units       Ownership Interest (%)
             -------                   --------------------        -----       ----------------------
    Levine Investments Limited
           Partnership                      $5,500,000            42,310               42.31%

         Arturo R. Moreno                   $5,500,000            42,310               42.31%

         GRW Holding, LLC                   $1,000,000             7,690               7.69%

      Contadino Family Trust                $1,000,000             7,690               7.69%
                                            ----------             -----               -----
              Total                        $13,000,000            100,000               100%
                                           ===========            =======               ====


     Section 6.2 Additional Contributions. Except as set forth in Section 6.1, no Member shall be required to make any Capital Contributions except (i) to fund Acquisition Expenses or (ii) pursuant to the unanimous vote of the Members. If the Members determine that an additional Capital Contribution is necessary, the Members shall fix the amount of such Capital Contributions and the number of Units to be issued in connection therewith. Except with respect to the required Capital Contributions, each Member shall have the opportunity (but not the obligation) to participate in the purchase of such additional Units on a pro


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rata basis.  "Acquisition  Expenses"  shall mean fees and  expenses of financial advisors, accountants, legal counsel and other professionals providing services to the Company in connection with an Acquisition, as well as any other fees and expenses payable in connection with obtaining financing for an Acquisition.

     Section 6.3 Certificates. All Units may, but shall not be required to, be represented by certificates. Each certificate issued hereunder shall be in the form approved by the Manager and must be signed by not less than one Manager. In addition to any other information, restriction or legend, all certificates must include the name of the person or entity to whom the Units are issued and the number of Units the certificate represents. No certificate when issued shall cease to be valid by reason of any changes in the information required or permitted to be stated on the certificate and, in the event of a change in the capital structure of the Company, it shall not be necessary to recall any previously-issued certificate for revision of the information placed thereon.

     Section 6.4 Loans to Company. Any Member may make one or more loans to the Company on such reasonable terms and conditions as may be approved by the Members.

     Section 6.5 Additional Members. With the unanimous consent of the Members, from time to time, the Company may admit additional Members, and issue to such Members Units, on such terms and conditions as the Manager deems appropriate. Each additional Member admitted to the Company must agree to be bound by the terms and conditions of this Agreement.

     Section 6.6 Maintenance of Capital Accounts. A capital account ("Capital Account") shall be established for each Member and maintained in accordance with the provisions of this Agreement and Treas. Reg. Section 1.704-1(b) under the Internal Revenue Code of 1986, as amended (the "Code") or, if such regulations are amended, replaced, or superseded, in accordance with any applicable successor rules or regulations. Each Member's Capital Account shall be increased by: (i) the amount of money and the asset value of property contributed to the Company by each Member; (ii) allocations to the Member of net profit and items in the nature of income or gain which are specially allocated pursuant to
Section 8.1 hereof; and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member. Each Member's Capital Account shall be decreased by: (i) the amount of money distributed to the Member by the Company; (ii) the asset value of Company property distributed to the Member; (iii) allocations of net loss and items in the nature of expenses or losses which are specially allocated pursuant to
Section 8.1 hereof; and (iv) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

     Section 6.7 Revaluation to Adjust Capital Accounts. The value of Company property may be adjusted upon consent of the Manager in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(F) or under such other circumstance as such Manager shall determine to prevent unintended economic consequences. The value of all assets of the Company shall be determined in good


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faith by such Manager or, at the  discretion of such Manager,  by an independent third-party appraiser selected by such Manager. Any such valuation by such Manager or the appraiser shall be based on all relevant factors.

                                   ARTICLE 7
                            DISTRIBUTIONS TO MEMBERS

     Section 7.1 Distributions. Except as otherwise provided in Section 13.1, distributable cash and other assets shall be distributed to the Members only upon liquidation of the Company in proportion to the Members' positive balances in their respective Capital Accounts.

     Section 7.2 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on such Member's Capital Contribution or to a return of the Member's Capital Contribution, except as otherwise specifically provided for herein.

                                   ARTICLE 8
                    ALLOCATIONS OF NET PROFITS AND NET LOSSES

     Section 8.1 Net Profits and Net Losses. After giving effect to any allocations required by Section 8.2, net profits and net losses shall be allocated for each calendar year or allocation period to the Members in proportion to their respective ownership interests.

     Section 8.2 Tax Regulatory and Curative Allocations. Notwithstanding the foregoing, it is the intention of the Company that the allocations under this Agreement comply with the provisions of Code Sections 704(b), 704(c) and the Treasury Regulations promulgated from time to time thereunder so that the allocations made hereunder will comply with the Code.

     Section 8.3 Allocations in Respect of Transferred Interests. If any Member's interest in the Company is sold, assigned, or transferred during any accounting period, net profit and net loss, and each item thereof, and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. Solely for purposes of making such allocations, the Company shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Company does not receive a notice stating the date such Company interest was transferred and such other information as the Manager may reasonably require within 30 days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated to the person who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the interest of the Company. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 8.3 whether or not any Member or the Company has knowledge of any transfer of ownership of any interest.

     Section  8.4   Determination  by  Manager.   All  matters   concerning  the
computation  of Capital  Accounts,  the  allocation of items of Company  income,


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gain,  loss,  deduction  and expense for all purposes of this  Agreement and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Manager.

                                   ARTICLE 9
                                      TAXES

     Section 9.1 Tax Elections. The Manager upon unanimous consent may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company; provided, however, that the Manager shall not make any election to have the Company treated as an association taxable as a corporation.

     Section 9.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any taxing jurisdiction requires, each Member (or such Members as may be required by the taxing jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that such Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income, and penalties and interest assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such taxing jurisdiction the amount of tax, penalty, and interest determined under the laws of the taxing jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Section 7.1.

     Section 9.3 Tax Matters Partner. If required by the Code or the regulations, William S. Levine shall be designated by the Members as the "Tax Matters Partner" of the Company pursuant to Code Section 6231(a)(7). The person designated as Tax Matters Partner shall take such action as may be necessary to cause each Member to become a "Notice Partner" within the meaning of Code
Section 6223. The person who is designated the Tax Matters Partner will be entitled to reimbursement from the Company for all reasonable costs and expenses incurred by it in complying with and carrying out its responsibilities.

     Section 9.4 Tax Returns. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

                                   ARTICLE 10
                                BOOKS AND RECORDS

     Section 10.1 Accounting Period. The Company's accounting period shall be the calendar year.

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     Section  10.2  Records  and  Reports.  At the expense of the  Company,  the
Manager shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

          (i) A current list of the full name and last known address of each Member and Manager;

          (ii) Copies of records to enable a Member to determine the relative voting rights, if any, of the Members;

          (iii) A copy of the Certificate of Formation of the Company and all amendments thereto;

          (iv) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

          (v) Copies of this Agreement, together with any amendments thereto;

          (vi) Copies of any financial statements of the Company for the three most recent years.

     The books and records shall at all times be maintained at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members, or their duly authorized representatives during reasonable business hours.

                                   ARTICLE 11
                                 TRANSFERABILITY

     No Member may assign, sell, transfer, encumber, or in any way alienate (collectively, a "Transfer"), all or any part of its interest in the Company, except with the express written approval of all the non-transferring Members (collectively, a "Permitted Transfer").

                                   ARTICLE 12
                           DISSOLUTION AND TERMINATION

     Section 12.1 Dissolution. The Company shall be dissolved only upon the occurrence of one of the following events: (a) the vote of the Member or Members owning more than sixty percent (60%) of the Units in the Company; (b) the abandonment of the Acquisition by the Company; or (c) an entry or decree of judicial dissolution as contemplated under the Act.

     Section 12.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted by the Act. Upon dissolution, the Manager shall file a statement of commencement of winding up and publish any notice required by the Act.


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                                   ARTICLE 13
                 WINDING UP, LIQUIDATION, DISTRIBUTION OF ASSETS

Section 13.1      Accounting in Connection with Dissolution.

     (a)  Upon  dissolution,  an  accounting  shall  be  made  by the  Company's accountants  of the  accounts  of the  Company  and  of  the  Company's  assets, liabilities and operations. The persons selected by the Members (the "Liquidators"), shall immediately proceed to wind up the affairs of the Company.

     (b) If the Company is dissolved and its affairs are to be wound up, the Liquidators shall:

          (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Liquidators may determine to distribute any assets to the Members in kind);

          (ii) Allocate any profit or loss resulting from such sales to the Members in accordance with Article 8 hereof;

          (iii)Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company;

          (iv) Distribute the remaining assets to the Members, either in cash or in kind, in accordance with the positive balance (if any) in each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's calendar year during which the liquidation occurs). Any such distributions in respect to Capital Accounts shall, to the extent practicable, be made in accordance with the time requirements set forth in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2); and

          (v) If any assets of the Company are to be distributed in kind, the net fair market value of such assets shall be determined by the Manager. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of this Agreement to reflect such deemed sale.

     (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Member's Capital Account.

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     (d) Upon completion of the winding-up,  liquidation and distribution of the assets, the Company shall be deemed terminated.

     Section 13.2 Return of Contribution Nonrecourse to Other Members. Upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, then such Member or Members shall have no recourse against any other Member.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

     Section 14.1 Application of Delaware Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the Act as amended from time to time (or any corresponding provisions of succeeding law).

     Section 14.2 No Action for Partition. No Member has any right to maintain any action for partition with respect to the property of the Company.

     Section 14.3 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     Section 14.4 Headings, Exhibits and Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. All exhibits and schedules referred to in this Agreement and attached hereto are incorporated herein by this reference. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

     Section 14.5 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     Section 14.6 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole


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discretion  apply to any court of law or equity of  competent  jurisdiction  for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     Section 14.7 Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective legal representatives, successors and assigns.

     Section 14.8 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or by any person not a party hereto.

     Section 14.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     Section 14.10 No Action for Partition. No Member has any right to maintain any action for partition with respect to the property of the Company.

     Section 14.11 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     Section  14.12  Amendments.   Except  as  expressly  provided  herein,  any
amendment to this Agreement must be made in writing and approved by the unanimous consent of the Members.

     Section 14.13 Conflicts with the Act. If any particular provision herein is construed to be in conflict with the provisions of the Act, the provisions of this Agreement shall control to the fullest extent permitted by applicable law. Any provision found to be invalid or unenforceable shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

     Section 14.14 No Partnership Intended for Non-Tax Purposes. The Members have formed the Company under the Act, and expressly disavow any intention to form a partnership under the partnership act or laws of any state. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

     Section 14.15 Time. Time is of the essence of this Agreement, and to any payments, allocations and distributions provided for under this Agreement.

     Section 14.16 Entire Agreement. This Agreement and the certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the matters described herein, and supersedes all prior agreements, written or oral, with respect thereto.

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

     Section 14.17 Separate Counsel. EACH MEMBER ACKNOWLEDGES THAT SUCH MEMBER HAS HAD AN OPPORTUNITY TO CONSULT WITH SUCH MEMBER'S OWN COUNSEL WITH REGARD TO THE MATTERS CONTAINED IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

                                    MEMBERS:

                                    Levine Investments Limited Partnership



                                    By:   /s/ William S. Levine
                                        -----------------------------
                                    Title: General Partner



                                    /s/ Arturo R. Moreno
                                    ---------------------------------
                                    Arturo R. Moreno

                                    GRW Holding, LLC


                                    By:  /s/ Garth R. Wieger
                                         ----------------------------
                                    Title: Manager

                                    Contadino Family Trust


                                    By:  /s/ Joseph F. Contadino
                                         ----------------------------
                                    Title:  Trustee

                                    MANAGER:


                                    /s/ William S. Levine
                                    ---------------------------------
                                    William S. Levine




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